Exhibit 99.2

First Quarter Fiscal 2014
Supplemental Operating and Financial Data
for the Quarter Ended July 31, 2013

CONTACT: Lindsey Knoop-Anderson Director of Investor Relations Direct Dial: 701-837-4738 E-Mail: landerson@iret.com	1400 31st Avenue SW, Suite 60 Minot, ND 58701 Tel: 701.837.4738 Fax: 701.838.7785 www.iret.com

Supplemental Financial and Operating Data

July 31, 2013

Page

Company Background and Highlights	2

Property Cost by Segment	5

Key Financial Data
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Funds From Operations	8
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	9

Capital Analysis
Long-Term Mortgage Debt Analysis	10
Long-Term Mortgage Debt Detail	11-13
Capital Analysis	14

Portfolio Analysis
Stabilized Properties Net Operating Income Summary	15
Net Operating Income Detail	16-17
Stabilized Properties and Overall Physical Occupancy Levels by Segment	18

Tenant Analysis
Multi-Family Residential Summary	19
Commercial Leasing Summary	20-21
10 Largest Commercial Tenants - Based on Annualized Base Rent	22
Commercial Lease Expirations	23

Growth and Strategy
Acquisition Summary	24
Development Summary	25

Definitions	26

Company Background and Highlights
First Quarter Fiscal 2014
Investors Real Estate Trust is a self-administered, equity real estate investment trust (REIT) investing in a portfolio of income-producing properties located primarily in the upper Midwest.  IRET's portfolio is diversified among multi-family residential; commercial office; commercial healthcare, including senior housing; commercial industrial and commercial retail segments.
During the first quarter of fiscal year 2014, the Company closed on its acquisitions of:
•
a 71-unit multi-family residential property in Rapid City, South Dakota, on approximately 3.2 acres of land, for a purchase price of $6.2 million, of which $2.9 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $3.3 million; and

•	an approximately 0.7-acre parcel of vacant land in Minot, North Dakota for a purchase price, including acquisition costs, of $179,000, paid in cash.
During the first quarter of fiscal year 2014, the Company sold four commercial industrial properties and one commercial retail property for a total sales price of approximately $21.8 million.
During the first quarter of fiscal year 2014, high occupancy levels in the Company's multi-family residential portfolio allowed the Company to implement selected rent increases, and revenue and net operating income in the segment increased compared to the same quarter of the previous fiscal year. These gains are in large part due to the continuing housing shortage in certain of the Company's markets impacted by the energy activity in the Bakken region. The Company expects to see continued favorable results in the multi-family segment in the remainder of fiscal year 2014, with several multi-family residential development projects now completed and in lease-up subsequent to the end of the quarter, as follows: phase 1 of the Company's Cypress Court project in St Cloud, Minnesota; phase 1 of the Company's River Ridge project in Bismarck, North Dakota and the Landings at Southgate in Minot, North Dakota.  However, the Company's ability to maintain occupancy levels and selectively raise rents remains dependent on continued economic recovery and employment and wage growth. The Company also continues to observe considerable multi-family residential development activity in the Company's markets, and as this new construction is completed and leased, IRET will experience increased competition for tenants.
The Company's commercial office segment is still negatively affected by a number of adverse macro conditions, including unemployment levels that remain elevated and stagnant wage growth. Absorption rates generally remain low, and businesses, in a continued focus on efficiency and costs, appear to be maintaining their goal of increasing the density of their work spaces by placing more employees in less total square footage, and downsizing upon lease renewals. The Company continues to expect recovery of the overall office market to be challenged by the slow and uneven recovery of the broader economy and by relatively high unemployment rates. In the Company's retail segment, the increase in vacancy compared to the same period of the prior fiscal year is primarily due to the move out during the quarter of an anchor tenant at the Company's Jamestown Buffalo Mall property. The Company subsequently filled this vacancy with a new anchor tenant whose lease commenced on August 1, 2013.  Absorption of retail space in the Company's markets remains modest, and the Company has seen little new retail development in its markets. The Company's markets generally experienced healthy absorption of industrial space during the first quarter of fiscal year 2014, although office showroom space continued to lag. Industrial rents do not yet appear to be rising to reflect continuing space absorption, but tenant concessions appear to be dissipating. The Company's healthcare segment consists of medical office properties and senior housing facilities. The medical office sector remains stable with modest increases in both occupancy and rents, as the uncertainty of healthcare reform is replaced with implementation. Likewise, senior housing assets continue to benefit from a recovery of the housing market, as occupancy trends are closely aligned with the ability of seniors to sell their homes in anticipation of moving to a senior care facility.
The Company plans to continue in the remainder of fiscal year 2014 its selective disposition of assets in non-core markets, particularly industrial and retail segment assets, and intends to use the proceeds from these dispositions to continue deleveraging its portfolio and for developing and acquiring high-quality assets in its multi-family and healthcare segments.
In the first quarter of fiscal year 2014, IRET paid its 169th consecutive quarterly distribution. The $0.1300 per share/unit distribution was payable on July 1, 2013. Subsequent to the end of the first quarter of fiscal year 2014, on September 4, 2013, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable October 1, 2013 to common shareholders and unitholders of record on September 16, 2013. Also on September 4, 2013, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable September 30, 2013 to Series A preferred shareholders of record on September 16, 2013, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable September 30, 2013 to Series B preferred shareholders of record on September 16, 2013.
As of July 31, 2013, IRET owns a diversified portfolio of 263 properties consisting of 88 multi-family residential properties, 68 commercial office properties, 65 commercial healthcare properties (including senior housing), 14 commercial industrial properties and 28 commercial retail properties.  IRET's common shares are publicly traded on the New York Stock Exchange (NYSE: IRET).

Company Snapshot
(as of July 31, 2013)
Company Headquarters	Minot, North Dakota
Fiscal Year-End	April 30
Reportable Segments	Multi-Family Residential, Commercial Office, Commercial Healthcare, Commercial Industrial, Commercial Retail
Total Properties	263
Total Square Feet
(commercial properties)	12.0 million
Total Units
(multi-family residential properties)	10,351
Common Shares Outstanding (thousands)	104,226
Limited Partnership Units Outstanding (thousands)	21,849
Common Share Distribution - Quarter/Annualized	$0.13/$0.52
Dividend Yield	6.0%
Total Capitalization (see p.14 for detail)	$2.3 billion

Investor Information
Board of Trustees
Jeffrey L. Miller	Trustee and Chairman
Stephen L. Stenehjem	Trustee
John D. Stewart	Trustee, Vice Chairman, and Chair of Audit Committee
John T. Reed	Trustee, Chair of Nominating and Governance Committee
W. David Scott	Trustee, Chair of Compensation Committee
Jeffrey K. Woodbury	Trustee
Linda J. Hall	Trustee
Thomas A. Wentz, Jr.	Trustee, Executive Vice President and Chief Operating Officer
Timothy P. Mihalick	Trustee, President and Chief Executive Officer

Management
Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Thomas A. Wentz, Jr	Executive Vice President and Chief Operating Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President of Asset Management
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Ted E. Holmes	Senior Vice President, Finance
Andrew Martin	Senior Vice President, Residential Property Management

Corporate Headquarters:
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, North Dakota 58702-1988
Trading Symbol:  IRET
Stock Exchange Listing:  NYSE
Investor Relations:
Lindsey Knoop-Anderson
landerson@iret.com

Common Share Data (NYSE: IRET)*
	1st Quarter Fiscal Year 2014	4th Quarter Fiscal Year 2013	3rd Quarter Fiscal Year 2013	2nd Quarter Fiscal Year 2013	1st Quarter Fiscal Year 2013
High Closing Price	$9.77	$10.00	$9.40	$8.49	$8.31
Low Closing Price	$8.09	$9.20	$7.73	$7.92	$7.05
Average Closing Price	$9.03	$9.59	$8.70	$8.25	$7.57
Closing Price at end of quarter	$8.64	$9.73	$9.36	$8.42	$8.16
Common Share Distributions—annualized	$0.520	$0.520	$0.520	$0.520	$0.520
Closing Dividend Yield - annualized	6.0%	5.3%	5.6%	6.2%	6.4%
Closing common shares outstanding (thousands)	104,226	101,488	94,386	93,161	91,812
Closing limited partnership units outstanding (thousands)	21,849	21,635	21,489	21,336	21,171
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$1,089,288	$1,197,987	$1,084,590	$964,065	$921,941

*Effective December 18, 2012, IRET transferred the listing of its common shares and Series A preferred shares to the New York Stock Exchange from the NASDAQ Global Select Market.

Certain statements in these supplemental disclosures are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2013 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
First Quarter Fiscal 2014 Developments in Progress (architects' drawings)

Chateau II 1805 2nd Ave SW Minot, ND	Cypress Court 906 Cypress Road St. Cloud, MN 56303

The Landing at Southgate 1910 35th Ave SW Minot, ND 58701	River Ridge Apartments 2130 S. 12th Street Bismarck, ND 58504

Property Cost by Segment – First Quarter Fiscal 2014
With investments in the multi-family residential and commercial office, commercial healthcare, commercial industrial and commercial retail segments, IRET's diversified portfolio helps to provide stability during market fluctuations in returns from specific property types.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	7/31/2013	4/30/2013	1/31/2013	10/31/2012	07/31/2012
ASSETS
Real estate investments
Property owned	$2,016,523	$2,032,970	$2,007,832	$1,983,978	$1,979,099
Less accumulated depreciation	(429,376)	(420,421)	(408,400)	(394,256)	(387,286)
	1,587,147	1,612,549	1,599,432	1,589,722	1,591,813
Development in progress	77,396	46,782	20,127	23,218	10,498
Unimproved land	20,774	21,503	18,879	11,670	10,990
Total real estate investments	1,685,317	1,680,834	1,638,438	1,624,610	1,613,301
Real estate held for sale	3,969	0	733	1,844	1,131
Cash and cash equivalents	93,193	94,133	62,302	84,258	37,002
Other investments	640	639	638	637	635
Receivable arising from straight-lining of rents, net of allowance	26,671	26,354	25,471	24,895	24,127
Accounts receivable, net of allowance	8,370	4,534	3,560	2,854	6,448
Real estate deposits	489	196	165	55	4
Prepaid and other assets	4,741	5,124	5,545	2,101	3,070
Intangible assets, net of accumulated amortization	36,989	40,457	41,009	42,281	43,796
Tax, insurance, and other escrow	12,344	12,569	13,306	12,177	13,161
Property and equipment, net of accumulated depreciation	1,217	1,221	1,288	1,351	1,332
Goodwill	1,100	1,106	1,106	1,110	1,120
Deferred charges and leasing costs, net of accumulated amortization	21,602	22,387	22,513	21,164	21,932
TOTAL ASSETS	$1,896,642	$1,889,554	$1,816,074	$1,819,337	$1,767,059

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$52,563	$50,797	$44,540	$38,762	$41,084
Revolving line of credit	10,000	10,000	10,000	10,000	44,500
Mortgages payable	1,030,407	1,049,206	1,041,623	1,045,197	1,080,655
Other	32,366	18,170	21,632	32,889	25,094
TOTAL LIABILITIES	1,125,336	1,128,173	1,117,795	1,126,848	1,191,333

EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest	27,317	27,317	27,317	27,317	27,317
Series B Preferred Shares of Beneficial Interest	111,357	111,357	111,357	111,357	0
Common Shares of Beneficial Interest	807,928	784,454	721,742	711,880	701,431
Accumulated distributions in excess of net income	(323,406)	(310,341)	(305,145)	(295,396)	(289,025)
Total Investors Real Estate Trust shareholders' equity	623,196	612,787	555,271	555,158	439,723
Noncontrolling interests – Operating Partnership	122,334	122,539	121,940	122,357	122,373
Noncontrolling interests – consolidated real estate entities	25,776	26,055	21,068	14,974	13,630
Total equity	771,306	761,381	698,279	692,489	575,726
TOTAL LIABILITIES AND EQUITY	$1,896,642	$1,889,554	$1,816,074	$1,819,337	$1,767,059

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
OPERATING RESULTS	7/31/2013	4/30/2013	1/31/2013	10/31/2012	07/31/2012
Real estate revenue	$67,182	$66,272	$65,221	$63,901	$60,975
Real estate expenses	27,591	26,919	26,202	24,653	24,685
Gain on involuntary conversion	966	2,821	0	2,263	0
Net operating income	40,557	42,174	39,019	41,511	36,290
Depreciation/amortization	(19,518)	(16,339)	(16,004)	(16,171)	(15,885)
Administrative expenses, advisory and trustee services	(2,753)	(2,092)	(2,245)	(2,061)	(2,096)
Other expenses	(679)	(677)	(464)	(513)	(519)
Impairment of real estate investments	(1,458)	0	0	0	0
Interest expense	(14,799)	(14,807)	(15,439)	(15,953)	(16,069)
Interest and other income	210	148	255	203	142
Income from continuing operations	1,560	8,407	5,122	7,016	1,863
Income from discontinued operations	1,656	3,406	1,031	2,994	133
Net income	$3,216	$11,813	$6,153	$10,010	$1,996

Net income attributable to noncontrolling interest – Operating Partnership	(50)	(1,536)	(556)	(1,290)	(251)
Net income attributable to noncontrolling interests – consolidated real estate entities	(88)	(262)	(273)	(208)	(66)
Net income attributable to Investors Real Estate Trust	3,078	10,015	5,324	8,512	1,679
Dividends to preferred shareholders	(2,879)	(2,879)	(2,879)	(2,878)	(593)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$199	$7,136	$2,445	$5,634	$1,086

Per Share Data
(Loss) earnings per common share from continuing operations – Investors Real Estate Trust – basic & diluted	$(.01)	$.04	$.02	$.04	$.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic & diluted	.01	.03	.01	.02	.00
Net income per common share – basic & diluted	$.00	$.07	$.03	$.06	$.01

Percentage of Revenues
Real estate expenses	41.1%	40.6%	40.2%	38.6%	40.5%
Depreciation/amortization	29.1%	24.7%	24.5%	25.3%	26.1%
General and administrative	4.1%	3.2%	3.4%	3.2%	3.4%
Interest	22.0%	22.3%	23.7%	25.0%	26.4%
Income from discontinued operations	2.5%	5.1%	1.6%	4.7%	0.2%
Net income	4.8%	17.8%	9.4%	15.7%	3.3%

Ratios
EBITDA(1)/Interest expense	2.23x	2.41x	2.34x	2.28x	2.09x
EBITDA(1)/Interest expense plus preferred distributions	1.88x	2.03x	1.98x	1.95x	2.02x
(1)	See Definitions on page 26. EBITDA is a non-GAAP measure; see page 9 for a reconciliation of EBITDA to net income.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FUNDS FROM OPERATIONS (unaudited)
(in thousands, except per share and unit data)

	Three Months Ended
	7/31/2013	4/30/2013	1/31/2013	10/31/2012	07/31/2012
Funds From Operations(1)
Net income attributable to Investors Real Estate Trust	$3,078	$10,015	$5,324	$8,512	$1,679
Less dividends to preferred shareholders	(2,879)	(2,879)	(2,879)	(2,878)	(593)
Net income available to common shareholders	199	7,136	2,445	5,634	1,086
Adjustments:
Noncontrolling interests – Operating Partnership	50	1,536	556	1,290	251
Depreciation and amortization	19,555	16,572	16,263	16,520	16,187
Impairment of real estate investments	1,803	305	0	0	0
(Gain) loss on depreciable property sales	(1,943)	(3,433)	(772)	(2,753)	73
Funds from operations applicable to common shares and Units	$19,664	$22,116	$18,492	$20,691	$17,597

FFO per share and unit - basic and diluted	$0.16	$0.19	$0.16	$0.18	$0.16

Adjusted funds from operations(1)
Funds from operations applicable to common shares and Units	$19,664	$22,116	$18,492	$20,691	$17,597
Adjustments:
Tenant improvements at stabilized properties	(2,343)	(3,092)	(3,156)	(1,385)	(2,206)
Leasing costs at stabilized properties	(916)	(610)	(2,231)	(951)	(1,335)
Recurring capital expenditures(1)	(1,401)	(687)	(1,614)	(1,893)	(1,796)
Straight-line rents	(652)	(883)	(576)	(768)	(864)
Non-real estate depreciation	85	82	80	83	136
Gain on involuntary conversion	(966)	(2,821)	0	(2,263)	0
Adjusted funds from operations applicable to common shares and Units	$13,471	$14,105	$10,995	$13,514	$11,532

AFFO per share and unit - basic and diluted	0.11	0.12	0.10	0.12	0.10

Weighted average shares and units	124,179	118,192	115,207	113,690	111,292
(1)	See Definitions on page 26.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) (unaudited)
(in thousands)

	Three Months Ended
	7/31/2013	4/30/2013	1/31/2013	10/31/2012	07/31/2012
EBITDA(1)
Net income attributable to Investors Real Estate Trust	$3,078	$10,015	$5,324	$8,512	$1,679
Adjustments:
Noncontrolling interests – Operating Partnership	50	1,536	556	1,290	251
Income before noncontrolling interests – Operating Partnership	3,128	11,551	5,880	9,802	1,930
Add:
Interest expense	14,883	15,069	15,731	16,369	16,517
Depreciation/amortization related to real estate investments	18,593	15,759	15,506	15,757	15,453
Amortization related to non-real estate investments	993	848	794	799	833
Amortization related to real estate revenues(2)	54	49	43	46	37
Less:
Interest income	(188)	(46)	(70)	(88)	(18)
Gain (loss) on sale of real estate, land and other investments	(1,943)	(3,433)	(772)	(2,753)	73
Gain on involuntary conversion	(966)	(2,821)	0	(2,263)	0
EBITDA	$34,554	$36,976	$37,112	$37,669	$34,825
(1)	Definitions on page 26.
(2)	Included in real estate revenue in the Statement of Operations.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

Total Mortgage Debt*

	Future Maturities of Mortgage Debt
Fiscal Year	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2014	$32,404	$2,860	$35,264	5.36%	3.4%
2015	68,065	7,364	75,429	5.38%	7.3%
2016	74,964	0	74,964	5.52%	7.3%
2017	176,506	0	176,506	6.12%	17.1%
2018	80,064	0	80,064	5.06%	7.8%
2019	93,700	5,551	99,251	5.88%	9.6%
2020	121,882	0	121,882	5.90%	11.8%
2021	124,395	0	124,395	5.35%	12.1%
2022	132,616	0	132,616	5.62%	12.9%
2023	38,471	0	38,471	4.25%	3.7%
Thereafter	71,565	0	71,565	4.70%	7.0%
Total maturities	$1,014,632	$15,775	$1,030,407	5.54%	100.0%
(1)	Weighted average interest rate of debt that matures in fiscal year.
	7/31/2013	4/30/2013	1/31/2013	10/31/2012	07/31/2012
Balances Outstanding
Mortgage
Fixed rate	$1,014,632	$1,022,990	$1,004,567	$1,021,661	$1,064,564
Variable rate	15,775	26,216	37,056	23,536	16,091
Mortgage total	$1,030,407	$1,049,206	$1,041,623	$1,045,197	$1,080,655

Weighted Average Interest Rates
Secured	5.54%	5.55%	5.65%	5.66%	5.72%

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JULY 31, 2013
(in thousands)
Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)

Multi-Family Residential
Quarry Ridge - Rochester, MN(3)	10/1/2013	$11,527	$0	$0	$0	$0	$11,527
Monticello Village - Monticello, MN	3/1/2014	2,860	0	0	0	0	2,860
Evergreen II - Isanti, MN	11/1/2014	0	2,138	0	0	0	2,138
Campus Center - St Cloud, MN	6/1/2015	0	0	1,262	0	0	1,262
Campus Knoll - St Cloud, MN	6/1/2015	0	0	841	0	0	841
Landmark - Grand Forks, ND	8/24/2015	0	0	1,685	0	0	1,685
Regency Park Estates - St Cloud, MN	1/1/2016	0	0	6,932	0	0	6,932
Pebble Springs – Bismarck, ND	7/1/2016	0	0	0	787	0	787
Southview – Minot, ND	7/1/2016	0	0	0	1,076	0	1,076
Summary of Debt due after Fiscal 2017		0	0	0	0	348,596	348,596
Sub-Total Multi-Family Residential		$14,387	$2,138	$10,720	$1,863	$348,596	$377,704

Commercial Office
Whitewater Plaza - Minnetonka, MN	3/1/2014	$2,510	$0	$0	$0	$0	$2,510
Whitewater Plaza - Minnetonka, MN	3/1/2014	1,302	0	0	0	0	1,302
Viromed - Eden Prairie, MN	4/1/2014	245	0	0	0	0	245
Wirth Corporate Center - Golden Valley, MN	4/1/2014	3,538	0	0	0	0	3,538
TCA Building - Eagan, MN	5/1/2014	0	6,962	0	0	0	6,962
Burnsville Bluffs II - Burnsville, MN	8/8/2014	0	1,709	0	0	0	1,709
Plymouth IV - Plymouth, MN	8/8/2014	0	3,152	0	0	0	3,152
Plymouth V - Plymouth, MN	8/8/2014	0	3,684	0	0	0	3,684
Plaza VII - Boise, ID	9/1/2014	0	978	0	0	0	978
Crosstown Centre - Eden Prairie, MN	12/1/2014	0	3,272	0	0	0	3,272
Crosstown Centre - Eden Prairie, MN	12/1/2014	0	9,815	0	0	0	9,815
Northgate I - Maple Grove, MN	12/10/2014	0	5,118	0	0	0	5,118
Plymouth I - Plymouth, MN	12/10/2014	0	1,147	0	0	0	1,147
Plymouth II - Plymouth, MN	12/10/2014	0	1,147	0	0	0	1,147
Plymouth III - Plymouth, MN	12/10/2014	0	1,412	0	0	0	1,412
Benton Business Park - Sauk Rapids, MN	1/1/2015	0	543	0	0	0	543
West River Business Park - Waite Park, MN	1/1/2015	0	543	0	0	0	543
Highlands Ranch I - Highlands Ranch, CO	3/1/2015	0	8,165	0	0	0	8,165
Highlands Ranch II - Highlands Ranch, CO	3/1/2015	0	7,825	0	0	0	7,825
US Bank Financial Center - Bloomington, MN	7/1/2015	0	0	13,346	0	0	13,346
Rapid City 900 Concourse Drive - Rapid City, SD	8/1/2015	0	0	1,056	0	0	1,056
Westgate I - Boise, ID	8/1/2015	0	0	1,187	0	0	1,187
Westgate II - Boise, ID	8/1/2015	0	0	2,905	0	0	2,905
Brook Valley I - LaVista, NE	1/1/2016	0	0	1,290	0	0	1,290
Spring Valley IV - Omaha, NE	1/1/2016	0	0	768	0	0	768
Spring Valley V - Omaha, NE	1/1/2016	0	0	845	0	0	845
Spring Valley X - Omaha, NE	1/1/2016	0	0	783	0	0	783
Spring Valley XI - Omaha, NE	1/1/2016	0	0	768	0	0	768
American Corporate Center – Mendota Heights, MN	9/1/2016	0	0	0	8,881	0	8,881
Mendota Office Center I – Mendota Heights, MN	9/1/2016	0	0	0	3,824	0	3,824
Mendota Office Center II - Mendota Heights, MN	9/1/2016	0	0	0	5,651	0	5,651
Mendota Office Center III - Mendota Heights, MN	9/1/2016	0	0	0	3,884	0	3,884

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JULY 31, 2013 (continued)
(in thousands)
Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)

Mendota Office Center IV - Mendota Heights, MN	9/1/2016	0	0	0	4,617	0	4,617
Corporate Center West – Omaha, NE	10/6/2016	0	0	0	17,315	0	17,315
Farnam Executive Center – Omaha, NE	10/6/2016	0	0	0	12,160	0	12,160
Flagship – Eden Prarie, MN	10/6/2016	0	0	0	21,565	0	21,565
Gateway Corporate Center – Woodbury, MN	10/6/2016	0	0	0	8,700	0	8,700
Miracle Hills One – Omaha, NE	10/6/2016	0	0	0	8,895	0	8,895
Pacific Hills – Omaha, NE	10/6/2016	0	0	0	16,770	0	16,770
Riverport – Maryland Heights, MO	10/6/2016	0	0	0	19,690	0	19,690
Timberlands – Leawood, KS	10/6/2016	0	0	0	13,155	0	13,155
Woodlands Plaza IV – Maryland Heights, MO	10/6/2016	0	0	0	4,360	0	4,360
2030 Cliff Road – Eagan, MN	1/11/2017	0	0	0	960	0	960
Summary of Debt due after Fiscal 2017		0	0	0	0	100,351	100,351
Sub-Total Commercial Office		$7,595	$55,472	$22,948	$150,427	$100,351	$336,793

Commercial Healthcare
High Pointe Health Campus - Lake Elmo, MN	4/1/2014	$5,400	$0	$0	$0	$0	$5,400
Edgewood Vista - Billings, MT	12/10/2014	0	1,889	0	0	0	1,889
Edgewood Vista - East Grand Forks, MN	12/10/2014	0	2,877	0	0	0	2,877
Edgewood Vista - Sioux Falls, SD	12/10/2014	0	1,082	0	0	0	1,082
Garden View Medical - St Paul, MN	8/1/2015	0	0	1,191	0	0	1,191
Edina 6363 France Medical - St Paul, MN	8/6/2015	0	0	10,000	0	0	10,000
2800 Medical Building - Minneapolis, MN	9/1/2015	0	0	5,351	0	0	5,351
2828 Medical Building - Minneapolis, MN	9/1/2015	0	0	8,339	0	0	8,339
Edina 6405 France Medical - Edina, MN	9/1/2015	0	0	8,707	0	0	8,707
Ritchie Medical Plaza - St Paul, MN	9/1/2015	0	0	6,405	0	0	6,405
Airport Medical – Bloomington, MN	6/1/2016	0	0	0	1,007	0	1,007
Park Dental – Brooklyn Center, MN	6/1/2016	0	0	0	577	0	577
Edina 6517 Drew Ave – Edina, MN(2)	9/6/2016	0	0	0	1,125	0	1,125
Edgewood Vista – Fargo, ND	10/25/2016	0	0	0	12,764	0	12,764
Sartell 2000 23rd St S – Sartell, MN	12/1/2016	0	0	0	3,062	0	3,062
Billings 2300 Grant Road – Billings, MT	12/31/2016	0	0	0	1,597	0	1,597
Missoula 3050 Great Northern Ave – Missoula, MT	12/31/2016	0	0	0	1,675	0	1,675
Summary of Debt due after Fiscal 2017		0	0	0	0	179,722	179,722
Sub-Total Commercial Healthcare		$5,400	$5,848	$39,993	$21,807	$179,722	$252,770

Commercial Industrial
Cedar Lake Business Center - St. Louis Park, MN(2)	11/1/2013	2,262	0	0	0	0	2,262
Woodbury 1865 Woodlane - Woodbury, MN(2)	11/1/2013	2,661	0	0	0	0	2,661
Brooklyn Park 7401 Boone Avenue - Brooklyn Park, MN(2)	9/28/2014	0	7,365	0	0	0	7,365
Stone Container - Fargo, ND	12/1/2015	0	0	579	0	0	579
Stone Container - Fargo, ND	12/1/2015	0	0	724	0	0	724
Minnetonka 13600 County Road 62 – Minnetonka, MN	2/27/2017	0	0	0	2,409	0	2,409
Summary of Debt due after Fiscal 2017		0	0	0	0	13,003	13,003
Sub-Total Commercial Industrial		$4,923	$7,365	$1,303	$2,409	$13,003	$29,003

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JULY 31, 2013 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Thereafter	Total(1)
Commercial Retail
St Cloud Westgate - St Cloud, MN	10/10/2013	2,959	0	0	0	0	2,959
Omaha Barnes & Noble - Omaha, NE	6/1/2014	0	2,381	0	0	0	2,381
Jamestown Buffalo Mall - Jamestown, ND	9/1/2014	0	383	0	0	0	383
Fargo Express Center - Fargo, ND	10/1/2014	0	924	0	0	0	924
Lakeville Strip Center - Lakeville, MN	10/1/2014	0	918	0	0	0	918
Summary of Debt due after Fiscal 2017		0	0	0	0	26,572	26,572
Sub-Total Commercial Retail		$2,959	$4,606	$0	$0	$26,572	$34,137

Total		$35,264	$75,429	$74,964	$176,506	$668,244	$1,030,407
*	Mortgage debt does not include the Company's multi-bank line of credit or construction loans. The line of credit has a maturity date of August 12, 2014; as of July 31, 2013, the Company had borrowings of $10.0 million outstanding under this line. Construction loans and other debt totaled $32.3 million as of July 31, 2013.
(1)	Totals are principal balances as of July 31, 2013.
(2)	Loan was paid off subsequent to July 31, 2013.
(3)	A loan application was signed for the refinance of this loan during the first quarter of fiscal year 2014.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	7/31/2013	4/30/2013	1/31/2013	10/31/2012	07/31/2012
Equity Capitalization
Common shares outstanding	104,226	101,488	94,386	93,161	91,812
Operating partnership (OP) units outstanding	21,849	21,635	21,489	21,336	21,171
Total common shares and OP units outstanding	126,075	123,123	115,875	114,497	112,983
Market price per common share (closing price at end of period)	$8.64	$9.73	$9.36	$8.42	$8.16
Equity capitalization-common shares and OP units	$1,089,288	$1,197,987	$1,084,590	$964,065	$921,941
Recorded book value of preferred shares	$138,674	$138,674	$138,674	$138,674	$27,317
Total equity capitalization	$1,227,962	$1,336,661	$1,223,264	$1,102,739	$949,258

Debt Capitalization
Total debt	$1,072,696	$1,077,282	$1,073,152	$1,087,972	$1,150,123
Total capitalization	$2,300,658	$2,413,943	$2,296,416	$2,190,711	$2,099,381

Total debt to total capitalization	0.47:1	0.45:1	0.47:1	0.50:1	0.55:1

	Three Months Ended
	7/31/2013	4/30/2013	1/31/2013	10/31/2012	07/31/2012
Earnings to fixed charges(1)	1.06x	1.51x	1.30x	1.41x	1.10x
Earnings to combined fixed charges and preferred distributions(1)	0.89x	1.27x	1.10x	1.20x	1.06x
Debt service coverage ratio(1)	1.54x	1.64x	1.63x	1.60x	1.45x

Distribution Data
Common shares and units outstanding at record date	123,976	116,338	115,284	113,516	111,525
Total common distribution paid	$16,093	$15,124	$14,956	$14,757	$14,413
Common distribution per share and unit	$.1300	$.1300	$.1300	$.1300	$.1300
Payout ratio (FFO per share and unit basis)(1)	81.3%	68.4%	81.3%	72.2%	81.3%
Payout ratio (AFFO per share and unit basis)(1)	118.2%	108.3%	130.0%	108.3%	130.0%
(1)	See Definitions on page 26.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
STABILIZED PROPERTIES NET OPERATING INCOME SUMMARY
(in thousands)
	Stabilized Properties(1)
	Three Months Ended July 31,
Segment	2013	2012	% Change
Multi-Family Residential	$10,287	$10,347	(0.6%)
Commercial Office	9,759	9,442	3.4%
Commercial Medical	11,556	10,993	5.1%
Commercial Industrial	1,821	1,682	8.3%
Commercial Retail	1,966	2,046	(3.9%)
	$35,389	$34,510	2.5%
(1)	See list of properties excluded from stabilized properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended July 31, 2013
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$19,328	$19,744	$15,765	$2,781	$3,292	$0	$60,910
Non-stabilized	5,254	0	307	675	36	0	6,272
Total	24,582	19,744	16,072	3,456	3,328	0	67,182

Real estate expenses
Stabilized(1)	9,041	9,985	4,209	960	1,326	0	25,521
Non-stabilized	1,918	0	73	79	0	0	2,070
Total	10,959	9,985	4,282	1,039	1,326	0	27,591

Gain on involuntary conversion
Stabilized(1)	0	0	0	0	0	0	0
Non-stabilized	966	0	0	0	0	0	966
Total	966	0	0	0	0	0	966

Net operating income (NOI)
Stabilized(1)	10,287	9,759	11,556	1,821	1,966	0	35,389
Non-stabilized	4,302	0	234	596	36	0	5,168
Net operating income	$14,589	$9,759	$11,790	$2,417	$2,002	$0	$40,557

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(5,516)	$(5,548)	$(6,712)	$(835)	$(823)	$(84)	$(19,518)
Administrative, advisory and trustee fees	0	0	0	0	0	(2,753)	(2,753)
Other expenses	0	0	0	0	0	(679)	(679)
Impairment of real estate investments	0	0	0	0	0	(1,458)	(1,458)
Interest expense	(5,336)	(5,106)	(3,628)	(527)	(513)	311	(14,799)
Interest and other income	0	0	0	0	0	210	210
Income (loss) from continuing operations	3,737	(895)	1,450	1,055	666	(4,453)	1,560
Income (loss) from discontinued operations	0	0	0	1,772	(116)	0	1,656
Net income (loss)	3,737	(895)	1,450	2,827	550	(4,453)	3,216
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(50)	(50)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(88)	(88)
Net income (loss) attributable to Investors Real Estate Trust	3,737	(895)	1,450	2,827	550	(4,591)	3,078
Dividends to preferred shareholders	0	0	0	0	0	(2,879)	(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,737	(895)	1,450	2,827	550	$(7,470)	$199
(1)	See list of properties excluded from stabilized properties on page ii.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Three Months Ended July 31, 2012
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Stabilized(1)	$18,679	$18,778	$15,073	$2,512	$3,126	$0	$58,168
Non-stabilized	2,531	0	0	276	0	0	2,807
Total	21,210	18,778	15,073	2,788	3,126	0	60,975

Real estate expenses
Stabilized(1)	8,332	9,336	4,080	830	1,080	0	23,658
Non-stabilized	961	0	0	66	0	0	1,027
Total	9,293	9,336	4,080	896	1,080	0	24,685

Net operating income (NOI)
Stabilized(1)	10,347	9,442	10,993	1,682	2,046	0	34,510
Non-stabilized	1,570	0	0	210	0	0	1,780
Net operating income	$11,917	$9,442	$10,993	$1,892	$2,046	$0	$36,290

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(4,524)	$(5,391)	$(4,385)	$(719)	$(730)	$(136)	$(15,885)
Administrative, advisory and trustee services	0	0	0	0	0	(2,096)	(2,096)
Other expenses	0	0	0	0	0	(519)	(519)
Interest expense	(4,814)	(5,271)	(3,941)	(699)	(686)	(658)	(16,069)
Interest and other income	0	0	0	0	0	142	142
Income (loss) from continuing operations	2,579	(1,220)	2,667	474	630	(3,267)	1,863
Income (loss) from discontinued operations	38	0	(4)	151	(52)	0	133
Net income (loss)	2,617	(1,220)	2,663	625	578	(3,267)	1,996
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(251)	(251)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(66)	(66)
Net income (loss) attributable to Investors Real Estate Trust	2,617	(1,220)	2,663	625	578	(3,584)	1,679
Dividends to preferred shareholders	0	0	0	0	0	(593)	(593)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,617	$(1,220)	$2,663	$625	$578	$(4,177)	$1,086
(1)	See list of properties excluded from stabilized properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
STABILIZED PROPERTIES AND ALL PROPERTIES PHYSICAL OCCUPANCY LEVELS BY SEGMENT
1st Quarter Fiscal 2014 vs. 1st Quarter Fiscal 2013

Segments	Stabilized Properties		All Properties
	1st Quarter	1st Quarter	1st Quarter	1st Quarter
	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Multi-Family Residential	93.3%	94.1%	92.9%	93.0%
Commercial Office	80.2%	79.0%	80.2%	79.0%
Commercial Healthcare	95.5%	95.2%	95.4%	95.2%
Commercial Industrial	86.1%	87.4%	87.5%	88.5%
Commercial Retail	79.6%	87.1%	79.7%	87.1%

Stabilized Physical Occupancy Levels by Segment
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
Multi-Family Residential
Commercial Office
Commercial Medical
Commercial Industrial
Commercial Retail
1st Quarter Fiscal 2014
1st Quarter Fiscal 2013

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
MULTI-FAMILY RESIDENTIAL SUMMARY(2)

	Three Months Ended
	7/31/2013	4/30/2013	1/31/2013	10/31/2012	07/31/2012
Number of Units	10,351	10,280	9,924	9,934	9,876
Average Investment Per Unit
Stabilized	$60,118	$58,765	$58,506	$58,308	$58,012
Non-Stabilized	86,581	87,408	87,083	85,580	83,113
All Properties	$64,743	$63,659	$63,107	$62,614	$61,472

Average Scheduled Rent(1) per Unit
Stabilized	$764	$748	$742	$734	$726
Non-Stabilized	955	944	994	967	889
All Properties	$797	$781	$782	$771	$749

Total Receipts per Unit
Stabilized	$754	$739	$731	$733	$716
Non-Stabilized	968	954	1,004	996	831
All Properties	$792	$776	$775	$774	$732

Total Recurring Capital Expenditures per Unit(1)	$164	$176	$134	$193	$209

Physical Occupancy%
Stabilized	93.3%	94.7%	94.0%	94.8%	93.7%
Non-Stabilized	90.7%	94.5%	91.4%	93.4%	88.7%
All Properties	92.9%	94.6%	93.6%	94.6%	93.0%

Operating Expenses as a % of Scheduled Rent
Stabilized	46.4%	44.0%	47.3%	41.3%	44.8%
Non-Stabilized	40.7%	43.0%	38.7%	36.9%	34.8%
All Properties	45.2%	43.8%	45.5%	40.4%	43.1%
(1)	See Definitions on page 26.
(2)	Previously-reported amounts are not revised for discontinued operations or changes in the composition of the stabilized properties pool.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)
for the three months ended July 31, 2013

Commercial Leasing Activity
During the first quarter of fiscal year 2014, we executed new and renewal commercial leases for our stabilized rental properties on 596,207 square feet. Despite our leasing efforts, occupancy in our stabilized commercial portfolio decreased slightly to 85.1% as of July 31, 2013, down from 85.6% as of July 31, 2012.
The total leasing activity for our stabilized commercial rental properties, expressed in square feet of leases signed during the period, and the resulting physical occupancy levels are as follows for the three months ended July 31, 2013 and 2012 respectively.
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1) (2)		Total Square Feet of Leases Executed(1)		Physical Occupancy
							Fiscal Year Ended July 31,
Segments	2013	2012	2013	2012	2013	2012	2013	2012
Office	126,992	34,640	57,545	64,179	184,537	98,819	80.2%	79.0%
Healthcare	21,503	6,501	13,528	1,468	35,031	7,969	95.5%	95.2%
Industrial	50,040	0	222,077	9,702	272,117	9,702	86.1%	87.4%
Retail	91,957	9,070	12,565	2,420	104,522	11,490	79.6%	87.1%
Total	290,492	50,211	305,715	77,769	596,207	127,980	85.1%	85.6%
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.

(2)	Leases renewed include the retained occupancy of tenants on a month-to-month basis past their original lease expiration date.
New Leases
The following table sets forth the average effective rents and the estimated costs of tenant improvements and leasing commissions, on a per square foot basis, that we are obligated to fulfill under the new leases signed for our stabilized commercial rental properties during the three months ended July 31, 2013 and 2012, respectively:
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Office	126,992	34,640	4.9	3.5	$13.01	$15.71	$15.17	$14.12	$4.32	$5.17
Healthcare	21,503	6,501	5.6	6.8	21.94	23.14	49.69	57.37	5.30	5.29
Industrial	50,040	0	4.3	0	4.10	0	0.00	0	0.34	0
Retail	91,957	9,070	4.3	3.7	3.62	12.40	0.57	0.33	4.20	0.93
Total	290,492	50,211	4.9	4.4	$9.17	$16.07	$10.49	$17.23	$3.67	$4.42
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to maintain or increase occupancy rates is a principal driver of maintaining and increasing the average effective rents in our commercial segments. The decrease in the average effective rental rates of new leases executed in the three months ended July 31, 2013 in our commercial retail segment when compared to new leases executed for the same period in the prior year is due to the signing of a new anchor tenant lease at our Jamestown Buffalo Mall property. In June of 2013, we executed a ten year lease with an effective date of August 1, 2013 for 84,338 square feet with a new anchor tenant at an average effective rent of $2.75 per square foot. This space was vacated by the former anchor tenant on May 31, 2013, who was paying $1.70 per square foot at the time their lease expired.  Absent this transaction, the average effective rental rate for leases executed in our commercial retail segment in the first quarter of fiscal year 2014 would have been $13.25 per square foot. The decrease in the average effective rental rate of new leases executed in the total commercial portfolio for the three months ended July 31, 2013 when compared to the same period in the prior year is due primarily to the lease transaction mentioned above and the fact that there were no new commercial industrial leases executed in the three months ended July 31, 2012.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Stabilized Properties)
for the three months ended July 31, 2013
Lease Renewals
The following table summarizes our lease renewal activity within our stabilized commercial segments for the three months ended July 31, 2013 and 2012, respectively (square feet data in thousands):
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Office	57,545	64,179	91.3%	73.5%	3.5	2.9	1.7%	1.6%	$2.20	$1.89	$1.79	$1.36
Healthcare	13,528	1,468	100.0%	77.0%	7.5	5.0	7.3%	12.0%	25.76	25.00	2.82	2.50
Industrial	222,077	9,702	47.9%	100.0%	3.3	3.3	5.7%	(6.1%)	0.00	0.52	0.30	0.52
Retail	12,565	2,420	15.5%	74.6%	4.2	4.0	3.1%	(3.4%)	0.00	0.0	0.00	1.21
Total	305,715	77,769	59.3%	76.5%	4.0	3.2	4.5%	1.3%	$1.55	$2.09	$0.68	$1.27
(1)
The leasing activity presented is based on leases signed or executed for our stabilized rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Tenant improvements and leasing commissions are based on square feet leased during the period

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Expiring leases where the tenant retained occupancy on a month-to-month basis past the lease expiration date were considered to have been renewed.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to re-lease expiring space is generally dependent on the current market and economic conditions of the regions in which our properties are located. The decrease in the percent of expiring leases renewed in the three months ended July 31, 2013 in our commercial retail segment when compared to the percent of expiring leases renewed for the same period in the prior year was due to the lease expiration of an anchor tenant at our Jamestown Buffalo Mall property who occupied 84,338 square feet. Although this lease expired on May 31, 2013, we were able to execute a lease with a new tenant for the entire 84,338 square feet with an effective date of August 1, 2013 that resulted in an increase in effective rent of 61.8% when compared to the prior tenant.  Not taking into account the previously mentioned vacated space, the percent of expiring leases renewed for our retail segment and our total commercial portfolio for the three months ended July 31, 2013 would have been 67.5% and 72.0% respectively.
Lease Expirations
Our ability to maintain and improve occupancy rates, and base rents, primarily depends upon our continuing ability to re-lease expiring space. The following table reflects the in-service portfolio lease expiration schedule of our consolidated commercial segments properties, including square footage and annualized base rent for expiring leases, as of July 31, 2013.
Fiscal Year of Lease Expiration	# of Leases	Square Footage of Expiring Leases(3)	Percentage of Total Commercial Segments Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration(2)	Percentage of Total Commercial Segments Annualized Base Rent
2014(1)	162	1,274,900	12.4%	$13,931,303	10.9%
2015	141	1,281,292	12.4%	15,208,274	11.9%
2016	116	1,452,843	14.1%	17,139,542	13.4%
2017	104	1,399,327	13.6%	19,123,628	14.9%
2018	81	732,370	7.1%	12,052,743	9.4%
2019	50	1,022,163	9.9%	12,781,526	10.0%
2020	19	476,174	4.6%	4,804,941	3.7%
2021	24	249,414	2.4%	3,715,247	2.9%
2022	42	1,437,143	13.9%	16,545,554	12.9%
2023	12	471,436	4.6%	2,072,920	1.6%
Thereafter	40	514,935	5.0%	10,842,673	8.4%
Totals	791	10,311,997	100.0%	$128,218,351	100.0%
(1)	Includes month-to-month leases. As of July 31, 2013 month-to-month leases accounted for 401,371 square feet.
(2)	Annualized Base Rent is monthly scheduled rent as of July 1, 2013, multiplied by 12.
(3)	Assuming that none of the tenants exercise renewal or termination options, and including leases renewed prior to expiration.
Information on current market rents can be difficult to obtain, is highly subjective, and is often not directly comparable between properties. Because of this, we believe the increase or decrease in effective rent on lease renewals, as previously defined, is the most objective and meaningful relationship between rents on leases expiring in the near-term and current market rents.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
10 LARGEST COMMERCIAL TENANTS – BASED ON ANNUALIZED BASE RENT(1)
as of July 31, 2013

Tenant	Number of Properties	Average Remaining Lease Term in Months	% of Total Commercial Segments' Minimum Rents	Aggregate Rentable Square Feet	% of Aggregate Occupied Square Feet
Affiliates of Edgewood Vista	32	82	13.3%	1,481,647	14.5%
St. Luke's Hospital of Duluth, Inc.	6	32	3.5%	198,775	1.9%
Fairview Health Services	9	45	3.5%	247,019	2.4%
Applied Underwriters	3	43	2.3%	141,724	1.4%
HealthEast Care System	1	67	1.6%	114,316	1.1%
Affiliates of Siemens USA (NYSE: SI)	2	44	1.3%	112,848	1.1%
Nebraska Orthopaedic Hospital	1	188	1.3%	61,758	0.6%
Arcadis Corporate Services, Inc.	1	36	1.3%	71,430	0.7%
Microsoft (NASDAQ: MSFT)	1	65	1.2%	122,040	1.2%
State of Idaho Department of Health and Welfare	2	55	1.1%	103,342	1.0%
Total/Weighted Average		61	30.4%	2,654,899	25.9%
(1)	See Definitions on page 26.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASE EXPIRATIONS
as of July 31, 2013

	(dollars in thousands except average rental rates)
Fiscal Year	Number of Leases	Rentable Square Feet	% of Rentable Square Feet	Annualized Rent(6)	Average Rental Rate	% of Annualized Base Rent
Commercial Office
2014(1)	75	492,668	12.0%	$6,390	$12.97	10.6%
2015	77	504,221	12.3%	8,689	17.23	14.4%
2016	51	655,231	16.0%	10,077	15.38	16.7%
2017	52	803,482	19.6%	13,831	17.21	22.9%
2018	40	515,020	12.6%	7,286	14.15	12.0%
2019 and thereafter	58	1,128,055	27.5%	14,216	12.60	23.4%
	353	4,098,677	100.0%	$60,489	$14.76	100.0%

Commercial Healthcare
2014(2)	37	378,611	13.4%	$5,354	$14.14	11.0%
2015	17	105,201	3.7%	2,777	26.40	5.7%
2016	25	175,570	6.2%	3,647	20.78	7.5%
2017	21	133,694	4.7%	2,855	21.35	5.9%
2018	22	176,758	6.3%	4,256	24.08	8.7%
2019 and thereafter	89	1,850,852	65.7%	29,769	16.08	61.2%
	211	2,820,686	100.0%	$48,658	$17.25	100.0%

Commercial Industrial
2014(3)	8	296,198	12.7%	$1,169	$3.95	12.4%
2015	6	344,493	14.8%	1,434	4.16	15.2%
2016	9	522,472	22.4%	2,157	4.13	22.9%
2017	7	338,211	14.5%	1,280	3.78	13.6%
2018	0	0	0.0%	0	0.00	0.0%
2019 and thereafter	10	833,917	35.6%	3,368	4.04	35.9%
	40	2,335,291	100.0%	$9,408	$4.03	100.0%

Commercial Retail
2014(4)	42	107,423	10.2%	$1,018	$9.48	10.5%
2015	41	327,377	31.0%	2,308	7.05	23.9%
2016	31	99,570	9.4%	1,258	12.63	13.0%
2017	24	123,940	11.7%	1,158	9.34	12.0%
2018	19	40,592	3.8%	511	12.58	5.3%
2019 and thereafter	30	358,441	33.9%	3,410	9.51	35.3%
	187	1,057,343	100.0%	$9,663	$9.14	100.0%

Commercial Total
2014(5)	162	1,274,900	12.4%	$13,931	$10.93	10.9%
2015	141	1,281,292	12.4%	15,208	11.87	11.9%
2016	116	1,452,843	14.1%	17,139	11.80	13.4%
2017	104	1,399,327	13.6%	19,124	13.67	14.9%
2018	81	732,370	7.1%	12,053	16.46	9.4%
2019 and thereafter	187	4,171,265	40.4%	50,763	12.17	39.5%
	791	10,311,997	100.0%	$128,218	$12.43	100.0%
(1)	Includes month-to-month leases. As of July 31, 2013 month-to-month leases accounted for 90,163 square feet.
(2)	Includes month-to-month leases. As of July 31, 2013 month-to-month leases accounted for 34,822 square feet.
(3)	Includes month-to-month leases. As of July 31, 2013 month-to-month leases accounted for 245,880 square feet.
(4)	Includes month-to-month leases. As of July 31, 2013 month-to-month leases accounted for 30,506 square feet.
(5)	Includes month-to-month leases. As of July 31, 2013 month-to-month leases accounted for 401,371 square feet.
(6)	Annualized Base Rent is monthly scheduled rent as of July 1, 2013 (cash basis), multiplied by 12.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 ACQUISITION SUMMARY
as of July 31, 2013
(dollars in thousands)

Property	Location	Segment Type	Acquisition Date	Square Feet/Units	Leased Percentage At Acquisition	July31, 2013 Leased Percentage	Acquisition Cost

Alps Park	Rapid City, SD	Multi-Family Residential	May 1, 2013	71	97.2%	95.8%	$6,200
Chateau II	Minot, ND	Unimproved Land	May 21, 2013	n/a	n/a	n/a	179
			Total Square Feet	0			$6,379
			Total Units	71

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 DEVELOPMENT IN PROGESS SUMMARY
as of July 31, 2013
(dollars in thousands)

Property and Location	Planned Segment	Total Rentable Square Feet or # of Units	Percentage Leased or Committed	Anticipated Total Cost	Cost to Date	Anticipated Construction Completion
River Ridge - Bismarck, ND	Multi-Family Residential	146 units	56.9%	$25,900	$19,665	2nd Quarter Fiscal 2014
Cypress Court Apartment Development - St. Cloud, MN(1)	Multi-Family Residential	132 units	46.9%	14,300	10,089	2nd Quarter Fiscal 2014
Landing at Southgate - Minot, ND(2)	Multi-Family Residential	108 units	70.4%	15,000	12,548	2nd Quarter Fiscal 2014
Chateau II - Minot, ND	Multi-Family Residential	72 units	0%	14,700	2,320	4th Quarter Fiscal 2014
Commons at Southgate - Minot, ND(2)	Multi-Family Residential	233 units	0%	37,200	10,534	1st Quarter Fiscal 2015
Dakota Commons - Williston, ND	Multi-Family Residential	44 units	0%	10,700	2,635	1st Quarter Fiscal 2015
Renaissance Heights I - Williston, ND(3)	Multi-Family Residential	288 units	0%	62,400	16,907	2nd Quarter Fiscal 2015
Arcata - Golden Valley, MN	Multi-Family Residential	165 units	0%	33,400	2,657	3rd Quarter Fiscal 2015
Other	n/a	n/a	n/a	n/a	41	n/a
				$213,600	$77,396
(1)	The Company is a 79% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity.
(2)	The Company is a 51% partner in the joint venture entity constructing these properties; the anticipated total cost amount given is the total cost to the joint venture entity
(3)	The Company is a 70% partner in the joint venture entity constructing this property; the anticipated total cost amount given is the total cost to the joint venture entity

Definitions
July 31, 2013
Adjusted funds from operations (AFFO) is calculated by subtracting from Funds from operations (FFO) (1) tenant improvements and leasing costs at stabilized properties, and recurring capital expenditures that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization. We may also subtract from FFO certain unusual non-recurring items that do not produce cash available for distribution to shareholders. Previously-reported AFFO amounts are not revised for changes in the composition of the stabilized properties pool. AFFO is included herein because we consider it to be a measure of a REIT's ability to incur and service debt and to pay distributions to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs. Through the second quarter of fiscal year 2013, our calculation of AFFO excluded (that is, subtracted from FFO) tenant improvements and leasing costs on an all-property basis. In the third quarter of the current fiscal year, we revised our calculation to subtract from FFO leasing commissions and tenant improvements at stabilized properties only, since we consider tenant improvement and leasing cost levels at non-stabilized properties unrepresentative of expected levels at stabilized properties. This change in definition had no effect on AFFO per share and unit as previously reported. We also updated the calculation to exclude the write-off of fully-amortized leasing costs, which had previously been included in the calculation. This change resulted in a decrease in AFFO per share and unit in the second quarter of fiscal year 2013 from $0.13 to $0.12. The AFFO per share and unit payout ratio had a corresponding increase in the second quarter of fiscal year 2013 from 100.00% to 108.3%.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of shares outstanding at the end of the period.
Debt service coverage ratio is computed by dividing earnings before interest income and expense, depreciation, amortization and gain on sale of real estate by interest expense and principal amortization.
EBITDA is earnings before interest, taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental performance measure because it eliminates depreciation, interest and the gain/loss from property dispositions, which permits investors to view income from operations without the effect of non-cash depreciation or the cost of debt; however, EBIDTA as we calculate it has not been adjusted for the effect of nonrecurring events such as asset impairment and gain/loss on involuntary conversion.  EBITDA is a non-GAAP measure. EBITDA as calculated by us is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do.
Funds from operations (FFO) - The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure.  We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.
Net Operating Income (NOI) is total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.
Payout ratio (FFO per share and unit basis) - The ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit.
Ratio of earnings to fixed charges - The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Fixed charges consist of mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest.
Ratio of earnings to combined fixed charges and preferred distributions - The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Combined fixed charges and preferred distributions consist of fixed charges (mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest) and preferred distributions.
Recurring capital expenditures are expenditures (excluding capital expenditures recoverable from tenants and capital expenditures at properties sold during the period) made on a regular or recurring basis to maintain a property's competitive position within its market, generally with a depreciable life of 5 to 12 years, but excluding (a) capital expenditures made in the year of acquisition and in subsequent periods until the property is stabilized (i.e., excluding capital expenditures on non-stabilized properties), (b) improvements associated with the expansion or re-development of a building, (c) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class A office) or (d) capital improvements that represent the addition of something new to a property, rather than the replacement of an existing item.
Scheduled rent revenue is the total possible revenue from all leasable units and square footage, with occupied space valued at contract rates pursuant to leases and vacant units or square footage at market rates.
Stabilized properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.